UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 20, 2024
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

400 Jamison Rd	East Aurora,	New York	14052-0018
(Address of principal executive offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 20, 2024, Michael J. Swope resigned from his position as Corporate Controller and Principal Accounting Officer ("PAO") of Moog Inc. (the "Company") in order to assume the role of Finance Director, Military Aircraft Group.

The Company has hired and appointed Nicholas Hart, age 41, as Corporate Controller and PAO, effective May 20, 2024. In this position, he reports to Jennifer Walter, Executive Vice President, Chief Financial Officer. Before joining the Company, Mr. Hart served as the Corporate Controller of The Cooper Companies, Inc. from May 2022 to February 2024. Prior to that, from July 2015 through May 2022, he held a number of positions within CooperVision, Inc., a wholly-owned subsidiary of The Cooper Companies, Inc., most recently serving as Senior Director - Divisional Controller of that company. Mr. Hart is a Certified Public Accountant, holds an MBA from the University at Buffalo School of Management, and a bachelors degree in information technology from Rochester Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	May 20, 2024	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Executive Vice President,
Chief Financial Officer